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    Exhibit 99(c)

                                FILING AGREEMENT

    Pursuant to Rule 13d-1(f) promulgated under the Securities and Exchange Act of 1934; the undersigned hereby agree to the filing of this Statement on
Schedule 13D, dated June 23, 1998 relating to shares of Common Stock, par value $.01 per share, of Nimbus CD International, Inc.

    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

    Dated: June 23, 1998     CARLTON COMMUNICATIONS PLC

                             By: /s/ David Abdoo
                                 --------------------------------
                                 Name: David Abdoo
                                 Title: Company Secretary



                             NEPTUNE ACQUISITION CORP.

                             By: /s/ Thomas M. Collins, Jr.
                                 --------------------------------
                                 Name: Thomas M. Collins, Jr.
                                 Title: Vice President and Secretary